Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Announces Financial Results for First Quarter of 2009

RALEIGH, N.C., April 23, 2009 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported a net loss of $4.5 million, or $0.45 per diluted share, for the quarter ended March 31, 2009 compared to net income of $2.2 million, or $0.19 per diluted share, for the quarter ended March 31, 2008. The decline in earnings was primarily due to an increase in provision for loan losses and a decrease in net interest margin.

“Further weakening in the residential and commercial real estate markets from the global recession and credit crisis has severely impacted the financial health and stability of many businesses within the communities we serve. While our markets continue to remain some of the most resilient in the country, the Company took steps to significantly increase the provision for loan losses in the first quarter in response to softening experienced in the loan portfolio as reflected by certain credit quality ratios,” stated B. Grant Yarber, president and CEO. “Increases in nonperforming assets and the loan loss provision reflect aggressive efforts to identify and resolve problem credits in this uncertain economic environment. Despite the difficult economic conditions, our proactive working with borrowers and dealing with problem loans has enabled Capital Bank to maintain credit quality that is superior to peer banks and other banks across the country. In fact, our nonperforming assets to total assets ratio of 1.24% at March 31, 2009 is significantly better than reported regional and national averages of 1.66% and 1.55%, respectively, at the end of the fourth quarter. While the increased loan loss provision has negatively impacted our earnings in the short-term, we believe our strong asset quality will position us well to take advantage of a future market recovery.”

Past due loans as a percent of total loans increased to 1.34% at March 31, 2009 from 1.09% at December 31, 2008 and 0.82% at March 31, 2008. Nonperforming assets, which include loans on nonaccrual and other real estate owned, increased to 1.24% as a percent of total assets at March 31, 2009 compared to 0.63% at December 31, 2008 and 0.33% at March 31, 2008. As a result of the weakening credit quality experienced, the Company increased the allowance for loan losses to 1.45% of total loans at March 31, 2009 compared to 1.18% at both December 31, 2008 and March 31, 2008. The allowance for loan losses was 109% of nonperforming loans at March 31, 2009, a decline from 162% at December 31, 2008 and 319% at March 31, 2008.

Provision for loan losses increased $5.4 million for the quarter ended March 31, 2009 compared to the same period one year ago. The increase in the provision was partially due to loan growth of $126.6 million, or 11%, from March 31, 2008, but the increase was primarily driven by deteriorating economic conditions and weaknesses in the local real estate markets which resulted in downgrades to the credit ratings of certain loans in the portfolio. Additionally, the decline in real estate values securing certain nonperforming loans required increased provision during the first quarter. Management continues to thoroughly review its loan portfolio and the adequacy of its allowance for loan losses.

Partially contributing to lower profitability during the first quarter of 2009 was a decline in net interest income. Net interest income decreased $728 thousand, falling from $10.9 million for the quarter ended March 31, 2008 to $10.2 million for the quarter ended March 31, 2009, largely due to unprecedented steps taken by the Federal Reserve to revive an ailing national economy. One of the actions taken by the Federal Reserve was to lower the Prime Rate by 400 basis points during 2008. This rapid decline in rates, coupled with competitive pressures in the marketplace for retail deposits, compressed the net interest margin from 3.23% in the first quarter of 2008 to 2.76% in the first quarter of 2009. The margin compression was partially offset by 10.6% growth in average earning assets over the same periods.

“While our net interest margin has been negatively impacted by dramatic cuts to the prime lending rate and intense competition for retail deposits in late 2008, we have seen positive trends in the margin in recent months and experienced positive growth in net interest income from the fourth quarter,” stated Mr. Yarber. “Additionally, earnings before taxes and loan provision, excluding securities gains/losses, were $1.0 million for the first quarter, which was in line with our expectations. The fundamental operations of the bank remain strong, and while economic conditions are difficult and are likely to remain volatile for some time, we believe that Capital Bank is well positioned for the future.”

Loans grew by $22.7 million during the first quarter of 2009 while deposits increased by $25.7 million. Much of the loan growth, $19.3 million, occurred in the Triangle region of North Carolina, which we believe continues to present quality growth opportunities. On the deposit side, checking and savings accounts increased $33.5 million during the three months ended March 31, 2009 as the bank continued to emphasize growth in these critical product areas. Time deposits decreased $1.2 million over the same period while money market accounts declined by $6.6 million.

“Despite tremendous economic uncertainty, we have continued lending to qualified borrowers within the communities we serve as evidenced by our first quarter loan growth,” commented Mr. Yarber. “We are committed to doing our part to ensure that capital continues to remain available to qualified borrowers in our markets while maintaining prudent lending standards that we believe to be in the best interests of the Company and its shareholders. We were well capitalized last year but still accepted a capital investment from the Federal Government so that we could continue lending and be part of the economic recovery in our local markets. While the significant provision increase negatively impacted our profitability this quarter, we remain far above the well capitalized threshold and still have the balance sheet strength necessary to further our lending initiatives.”

Noninterest income declined $134 thousand, or 6.0%, in the first quarter of 2009 compared to the same period one year ago. The primary reason for the decline was an other-than-temporary impairment charge of $320 thousand recorded on an equity investment in a financial institution during the three months ended March 31, 2009 compared to a gain of $71 thousand on the sale of certain investment securities during the three months ended March 31, 2008. The impairment charge this quarter represents the full amount of the Company’s investment in that institution. Mortgage and other loan fees increased a net of $142 thousand, or 37%, compared to the same quarter last year primarily as a result of management’s emphasis on increasing loan-related fee income as well as favorable interest rates for the refinancing of residential and commercial loans. Bank-owned life insurance income declined by $44 thousand as the Company recorded a nonrecurring gain during the three months ended March 31, 2008 from the receipt of insurance proceeds. Other noninterest income increased $119 thousand primarily due to a reclassification of certain sublease receipts.

Noninterest expense increased from $9.6 million during the first quarter of 2008 to $11.6 million during the first quarter of 2009. Salaries and employee benefits, occupancy, furniture and equipment, and data processing costs increased a combined $1.6 million primarily due additional costs incurred as new branches were opened during the past year in Asheville (May 2008) and Clayton (December 2008) in addition to the four branches purchased in the Fayetteville market in December 2008. FDIC deposit insurance costs rose $182 thousand as the regulatory agency continued to increase premiums to cover higher monitoring costs and claims.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (4), Cary, Clayton, Fayetteville (3), Graham (2), Hickory, Mebane, Morrisville, Oxford, Parkton, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
(In thousands except per share data)

Interest income	$19,668	$22,718
Interest expense	9,487	11,809
Net interest income	10,181	10,909
Provision for loan losses	5,986	565
Net interest income after provision for loan losses	4,195	10,344
Noninterest income	2,106	2,240
Noninterest expense	11,564	9,618
(Loss) income before taxes	(5,263)	2,966
Income tax (benefit) expense	(800)	799
Net (loss) income	$(4,463)	$2,167

(Loss) earnings per common share – basic	$(0.45)	$0.19
(Loss) earnings per common share – fully diluted	$(0.45)	$0.19
Weighted average shares outstanding:
Basic	11,293	11,289
Fully diluted	11,293	11,306

End of Period Balances
(Unaudited)	2009	2008
	March 31	December 31(a)	September 30	June 30	March 31
(Dollars in thousands except per share data)

Total assets	$1,665,611	$1,654,232	$1,594,402	$1,592,034	$1,575,301
Investment securities	286,310	278,138	244,310	246,468	258,086
Loans (gross)	1,277,064	1,254,368	1,194,149	1,178,157	1,150,497
Allowance for loan losses	18,480	14,795	14,017	13,910	13,563
Total earning assets	1,563,777	1,533,354	1,444,727	1,435,020	1,419,174
Deposits	1,340,974	1,315,314	1,197,721	1,182,615	1,150,897
Shareholders’ equity	142,674	148,514	166,521	165,731	167,967

Book value per common share	$8.97	$9.54	$14.83	$14.76	$14.95
Tangible book value per common share	$8.66	$9.20	$9.26	$9.16	$9.33

(a) Derived from audited consolidated financial statements

Average Quarterly Balances
(Unaudited)	2009	2008
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Total assets	$1,659,767	$1,620,817	$1,574,810	$1,578,357	$1,555,986
Investment securities	289,368	246,658	245,408	256,406	256,538
Loans (gross)	1,265,438	1,213,027	1,176,491	1,166,795	1,142,728
Total earning assets	1,556,243	1,473,422	1,425,516	1,429,301	1,407,345
Deposits	1,308,960	1,238,343	1,164,362	1,148,671	1,139,106
Shareholders’ equity	149,285	171,227	166,570	170,945	167,610

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2009	2008
	March 31	December 31	September 30	June 30	March 31
(In thousands except per share data)

Net interest income	$10,181	$9,932	$10,827	$10,928	$10,909
Provision for loan losses	5,986	1,701	760	850	565
Net interest income after provision for loan losses	4,195	8,231	10,067	10,078	10,344
Noninterest income	2,106	2,297	3,513	3,001	2,240
Noninterest expense	11,564	76,286	10,763	9,995	9,618
(Loss) income before taxes	(5,263)	(65,758)	2,817	3,084	2,966
Income tax (benefit) expense	(800)	(3,680)	805	869	799
Net (loss) income	$(4,463)	$(62,078)	$2,012	$2,215	$2,167

(Loss) earnings per common share – basic	$(0.45)	$(5.50)	$0.18	$0.20	$0.19
(Loss) earnings per common share – fully diluted	$(0.45)	$(5.50)	$0.18	$0.20	$0.19
Weighted average shares outstanding:
Basic	11,293	11,309	11,302	11,310	11,289
Fully diluted	11,293	11,309	11,313	11,324	11,306

Quarterly Net Interest Margin*
(Unaudited)	2009	2008
	March 31	December 31	September 30	June 30	March 31

Yield on earning assets	5.23%	5.51%	5.94%	6.09%	6.60%
Cost of interest-bearing liabilities	2.80	3.05	3.12	3.24	3.76
Net interest spread	2.43	2.46	2.82	2.85	2.83
Net interest margin	2.76	2.78	3.13	3.18	3.23

*Annualized and on a fully taxable equivalent basis

Nonperforming Assets
(Unaudited)	2009	2008
	March 31	December 31(a)	September 30	June 30	March 31
(Dollars in thousands)

Commercial	$6,231	$4,682	$4,343	$3,650	$2,919
Construction	10,259	3,843	1,570	418	230
Consumer	33	92	25	42	61
Home equity	96	275	275	515	579
Residential mortgage	389	223	198	582	463
Total nonperforming loans	17,008	9,115	6,411	5,207	4,252
Other real estate owned	3,616	1,347	1,019	663	890
Total nonperforming assets	$20,624	$10,462	$7,430	$5,870	$5,142

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.
(a) Derived from audited consolidated financial statements

CAPITAL BANK CORPORATION
Key Ratios
(Unaudited)	2009	2008
	March 31	December 31	September 30	June 30	March 31
(Dollars in thousands)

Past due loans	$17,064	$13,642	$8,933	$9,239	$9,380
Past due loans as a percent of total loans	1.34%	1.09%	0.75%	0.78%	0.82%

Net charge-offs	$2,301	$1,768	$653	$503	$573
Net charge-offs as a percent of average loans (annualized)	0.73%	0.58%	0.22%	0.17%	0.20%
Allowance for loan losses as a percent of total loans	1.45%	1.18%	1.17%	1.18%	1.18%
Nonperforming assets as a percent of total assets	1.24%	0.63%	0.47%	0.37%	0.33%
Allowance for loan losses as a percent of nonperforming loans	109%	162%	219%	267%	319%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2009 and December 31, 2008
	March 31, 2009	December 31, 2008
(Dollars in thousands except share data)	(Unaudited)

Assets
Cash and due from banks:
Interest-earning	$378	$719
Noninterest-earning	39,514	53,607
Federal funds sold and short term investments	25	129
Total cash and cash equivalents	39,917	54,455
Investment securities – available for sale, at fair value	281,505	272,944
Investment securities – held to maturity, at amortized cost	4,805	5,194
Loans – net of unearned income and deferred fees	1,277,064	1,254,368
Allowance for loan losses	(18,480)	(14,795)
Net loans	1,258,584	1,239,573
Premises and equipment, net	24,810	24,640
Bank-owned life insurance	22,646	22,368
Deposit premium, net	3,569	3,857
Deferred income tax	9,462	9,342
Accrued interest receivable	6,114	6,225
Other assets	14,199	15,634
Total assets	$1,665,611	$1,654,232

Liabilities
Deposits:
Demand, noninterest-bearing	$127,062	$125,281
Savings and interest-bearing checking	205,402	173,711
Money market deposit accounts	206,194	212,780
Time deposits less than $100,000	499,063	509,231
Time deposits $100,000 and greater	303,253	294,311
Total deposits	1,340,974	1,315,314
Repurchase agreements and federal funds purchased	11,650	15,010
Borrowings	127,000	132,000
Subordinated debentures	30,930	30,930
Other liabilities	12,383	12,464
Total liabilities	1,522,937	1,505,718

Commitments and contingencies

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 shares authorized; 41,279 shares issued and outstanding (liquidation preference of $41,279)	39,910	39,839
Common stock, no par value; 20,000,000 shares authorized; 11,300,369 and 11,238,085 shares issued and outstanding	139,495	139,209
Retained deficit	(37,373)	(31,420)
Accumulated other comprehensive income	642	886
Total shareholders’ equity	142,674	148,514
Total liabilities and shareholders’ equity	$1,665,611	$1,654,232

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2009 and 2008 (Unaudited)

	March 31, 2009	March 31, 2008
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$16,092		$19,499
Investment securities:
Taxable interest income	2,799		2,218
Tax-exempt interest income	764		829
Dividends	–		117
Federal funds and other interest income	13		55
Total interest income	19,668		22,718
Interest expense:
Deposits	7,769		9,072
Borrowings and repurchase agreements	1,718		2,737
Total interest expense	9,487		11,809
Net interest income	10,181		10,909
Provision for loan losses	5,986		565
Net interest income after provision for loan losses	4,195		10,344
Noninterest income:
Service charges and other fees	952		959
Mortgage fees and revenues	233		272
Other loan fees	294		113
Brokerage fees	163		156
Bank card services	339		299
Bank-owned life insurance	258		302
Net gain (loss) on investment securities	(320)		71
Other	187		68
Total noninterest income	2,106		2,240
Noninterest expense:
Salaries and employee benefits	6,013		5,036
Occupancy	1,373		997
Furniture and equipment	830		747
Data processing and telecommunications	631		432
Advertising	323		315
Office expenses	335		365
Professional fees	379		370
Business development and travel	328		333
Amortization of deposit premiums	288		257
Miscellaneous loan handling costs	163		94
Directors fees	307		267
Insurance	104		95
FDIC deposit insurance	229		47
Other	261		263
Total noninterest expense	11,564		9,618
Net (loss) income before tax (benefit) expense	(5,263)		2,966
Income tax (benefit) expense	(800)		799
Net (loss) income	$(4,463)		$2,167
Dividends and accretion on preferred stock	587		–
Net (loss) income attributable to common shareholders	$(5,050)		$2,167

(Loss) earnings per common share – basic	$(0.45)		$0.19
(Loss) earnings per common share – diluted	$(0.45)	$	s0.19

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended March 31, 2009, December 31, 2008 and March 31, 2008 (Unaudited)
Tax Equivalent Basis (1)

	March 31, 2009			December 31, 2008			March 31, 2008
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: (2)
Commercial	$1,095,804	$13,942	5.16%	$1,052,172	$14,719	5.55%	$986,205	$16,777	6.82%
Consumer	52,873	910	6.98	47,537	888	7.41	46,700	910	7.82
Home equity	93,861	966	4.17	89,125	1,047	4.66	79,564	1,321	6.66
Residential mortgages	22,900	274	4.79	24,193	355	5.87	30,259	491	6.49
Total loans	1,265,438	16,092	5.16	1,213,027	17,009	5.56	1,142,728	19,499	6.84
Investment securities (3)	289,368	3,957	5.47	246,658	3,430	5.56	256,538	3,590	5.60
Federal funds sold and other interest on short-term investments	1,437	13	3.67	13,737	25	0.72	8,079	55	2.73
Total interest-earning assets	1,556,243	$20,062	5.23%	1,473,422	$20,464	5.51%	1,407,345	$23,144	6.60%
Cash and due from banks	40,578			25,018			26,232
Other assets	78,126			136,387			136,071
Allowance for loan losses	(15,180)			(14,010)			(13,662)
Total assets	$1,659,767			$1,620,817			$1,555,986

Liabilities and Equity
Savings deposits	$28,793	$13	0.18%	$27,948	$11	0.16%	$30,382	$46	0.61%
Interest-bearing demand deposits	353,262	1,205	1.38	336,011	1,363	1.61	333,108	1,855	2.23
Time deposits	800,879	6,551	3.32	758,491	6,733	3.52	657,609	7,171	4.37
Total interest-bearing deposits	1,184,067	7,769	2.66	1,122,450	8,107	2.87	1,021,099	9,072	3.56
Borrowed funds	146,233	1,389	3.85	145,962	1,605	4.36	171,645	2,022	4.72
Subordinated debt	30,930	322	4.22	30,930	424	5.44	30,930	526	6.82
Repurchase agreements and fed funds purchased	13,849	7	0.20	22,050	20	0.36	35,563	189	2.13
Total interest-bearing liabilities	1,373,946	$9,487	2.80%	1,321,392	$10,156	3.05%	1,259,237	$11,809	3.76%
Noninterest-bearing deposits	124,893			115,893			118,007
Other liabilities	11,643			12,305			11,132
Total liabilities	1,510,482			1,449,590			1,388,376
Shareholders’ equity	149,285			171,227			167,610
Total liabilities and shareholders’ equity	$1,659,767			$1,620,817			$1,555,986

Net interest spread (4)			2.43%			2.46%			2.83%
Tax equivalent adjustment		$394			$376			$426
Net interest income and net interest margin (5)		$10,575	2.76%		$10,308	2.78%		$11,335	3.23%

(1)	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average interest-earning assets.